Exhibit 99.1

MusclePharm taps former Rockstar Energy executive to build National Distribution Network and Sales Team for MP Performance Energy beverages

CALABASAS, Calif., May 13, 2021 (GLOBE NEWSWIRE) — MusclePharm Corporation (OTCMKTS: MSLP), a global provider of leading sports nutrition and lifestyle branded nutritional supplements, today announced a partnership with former Rockstar executive, Joe Cannata. Together, they will be creating a fully functional energy drink line, MP Performance Energy, under the MusclePharm and FitMiss brand(s) and building out the national distribution network. MP Performance Energy will launch in the summer of 2021 with three incredible products: Combat/Grapefruit Lime, Shred/Green Apple and Wreckage/Fruit Punch.

Mr. Ryan Drexler, the Chairman of the Board and Chief Executive Officer of MusclePharm, stated, “In the past, MusclePharm has attempted to enter the functional energy drink arena, but the timing and the team were never quite right. With this new partnership, MusclePharm will be working with a top industry veteran who understands the space inside and out, and I believe the partnership will help elevate the MusclePharm brand and facilitate new growth. Mr. Cannata will build the distribution network and sales force for MP Performance Energy, and additional seasoned beverage executives will be named to the team soon.”

Mr. Drexler continued, “I’m confident that this will be the ultimate partnership as we work to leverage MusclePharm’s current distribution network and industry contacts, and I know these first three drinks are only the beginning of an exciting new venture. Over the next twelve months our goal is to add numerous SKUs to an ever-growing category. As we move forward, and as MusclePharm’s growth continues to attract new great talent, I passionately believe we’ll see that we are just scratching the surface of MusclePharm’s true potential.”

“MusclePharm is already a clear leader in the Fitness Supplements space with an established name and strong brand recognition. I see the brand as a natural fit to be extended into the functional energy category. Additionally, I see a huge opportunity with the FitMiss product line, a female focused offering, directly targeting a consumer that, in my opinion, has been overlooked for many years in the energy space,” stated Mr. Cannata. “Early Distributor and Retailer feedback has been incredibly positive, and I am highly confident we have the right proposition to successfully lead MusclePharm into beverages. I will have forthcoming announcements regarding distributor alignments, retailer listings, and personnel additions. With Ryan’s vision and my experience, I have complete confidence that MusclePharm and FitMiss will quickly become a key player in the functional energy space and beyond.”

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s offerings, risks relating to the effectiveness and efficiency of the Company’s advertising campaigns and marketing expenditures, including existing brands and the launch of new brands, which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other nutrition providers. As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the results of any revisions to the forward-looking statements made in this press release.

About MusclePharm, Inc.

MusclePharm® is an award-winning, worldwide leading sports nutrition and lifestyle company offering branded nutritional supplements. Its portfolio of recognized properties includes the MusclePharm® Sport Series, Essentials Series, and recently-launched Natural Series, as well as FitMiss™–a product line designed specifically for female athletes. MusclePharm® products are available in more than 100 countries globally, with its Combat Protein product lineup being the company’s most popular.

Contact:

John Mills, Managing Partner

ICR, Inc.

646-277-1254

John.Mills@icrinc.com